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                                                                     Exhibit 8.1
                              MAYER, BROWN & PLATT

                           190 South La Salle Street

                          Chicago, Illinois 60603-3441

                                January 15, 2002


Mutual Risk Management Ltd.
44 Church Street
Hamilton HM 12 Bermuda


     Re:  Mutual Risk Management Ltd.
          Registration Statement on Form S-3
          ----------------------------------

Gentlemen:

     We have acted as counsel to Mutual Risk Management Ltd., a Bermuda corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a registration statement on Form S-3 (the "Registration Statement") relating to the registration of common shares of the Company, par value $0.01 per share, that may be sold from time to time in one or more offerings up to a total dollar amount of $200,000,000 of common shares. In this connection, we have examined and are familiar with the Registration Statement, and in addition have examined such corporate and other records, instruments, certificates and documents as we considered necessary to enable us to express this opinion.

     In rendering the opinion set forth in the paragraph below, we have relied upon the Internal Revenue Code of 1986, as amended (the "Code"), legislative history, Treasury regulations, judicial authorities, published positions of the Internal Revenue Service (the "IRS") and such other authorities as we have considered to be relevant. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

     Based on the foregoing, we hereby confirm that, subject to the limitations set forth therein, the discussion set forth in the Registration Statement under the caption "Tax Matters" (other than under the subcaption "Taxation of the Company - Bermuda") as to United States federal income tax law (excluding any statements as to the Company's beliefs and conclusions as to the application of such tax laws to the Company), insofar as such statements constitute summaries of U.S. legal matters referred to therein, fairly present the information required to be shown with respect to such legal matters and fairly summarize the matters referred to therein in all material respects.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Tax Matters" in the Registration Statement. We are admitted to practice law in the State of Illinois and we express no opinions as to matters under or involving any laws other than the federal law of the United States of America.

                                            Sincerely,

                                            /s/ Mayer, Brown & Platt

                                            Mayer, Brown & Platt

               CHARLOTTE CHICAGO COLOGNE FRANKFURT HOUSTON LONDON
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